Exhibit 99.1

Cytek Biosciences Reports Second Quarter 2023 Financial Results

FREMONT, Calif., August 8, 2023 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the second quarter ended June 30, 2023.

Recent Highlights

•	Total revenue was $49.7 million, representing 24% growth over the second quarter of 2022

•	Total revenue on a non-GAAP constant currency basis was $50.0 million

•

Organic revenue for Cytek’s existing product portfolio was $41.5 million in the second quarter of 2023, representing an increase of 3% compared to the second quarter of 2022. Second quarter revenue from the product lines acquired from the Luminex Corporation transaction, which closed February 28, 2023, was $8.2 million

•

Shipped the 100th Cytek Aurora Cell Sorter system, underscoring Cytek’s momentum from the scientific community’s adoption of the transformative Full Spectrum Profiling™ (FSP™) technology, which streamlines workflows, accelerates discoveries and maximizes efficiency

•	Completed global workforce integration and transfer of imaging operations into Cytek, remain on track for full integration of the acquired Luminex flow cytometry business by year end

“I am pleased with Cytek’s continued execution throughout the quarter. The shipping of our 100th Cytek Aurora Cell Sorter system and growing user base solidifies Cytek’s momentum, fueled by the scientific community’s enthusiastic adoption of our transformative Full Spectrum Profiling (FSP) technology,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “During our first full quarter post-acquisition, we made continuous and successful strides integrating the acquired Luminex flow cytometry and imaging business. This progress is clear through the expansion of our global presence, made possible by the synergies created within our combined organization.”

Second Quarter 2023 Financial Results

Total revenue for the second quarter of 2023 was $49.7 million, a 24% increase over the second quarter of 2022. This included $8.2 million of revenue from the product lines acquired from Luminex, which closed on February 28, 2023. Excluding revenue from this acquisition, organic revenue was $41.5 million, a 3% increase compared to the same period of the prior year. On a constant currency basis, total revenue for the second quarter of 2023 was $50.0 million.

Gross profit was $28.2 million for the second quarter of 2023, an increase of 15% compared to a gross profit of $24.6 million in the second quarter of 2022. Gross profit margin was 57% in the second quarter of 2023 compared to 61% in the second quarter of 2022. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 60% in the second quarter of 2023 compared to 64% in the second quarter of 2022.

Operating expenses were $37.3 million for the second quarter of 2023, a 47% increase from $25.5 million in the second quarter of 2022. The increases in operating expenses were primarily due to expenses related to increased headcount from the Luminex acquisition and personnel-related expenses across research and development, sales and marketing, and general and administrative.

Research and development expenses were $12.1 million for the second quarter of 2023 compared to $8.4 million for the second quarter of 2022.

Sales and marketing expenses were $14.4 million for the second quarter of 2023 compared to $8.4 million for the second quarter of 2022.

General and administrative expenses were $10.8 million for the second quarter of 2023, an increase from $8.6 million for the second quarter of 2022.

Loss from operations in the second quarter of 2023 was $9.1 million compared to loss from operations of $0.9 million in the second quarter of 2022. Net loss in the second quarter of 2023 was $4.4 million compared to a net loss of $0.7 million in the second quarter of 2022.

Adjusted EBITDA in the second quarter of 2023 was $1.5 million compared to $4.8 million in the second quarter of 2022, after adjusting for stock-based compensation expense and foreign currency exchange impacts.

Cash, cash equivalents, and short-term investments in marketable securities were approximately $298.8 million as of June 30, 2023, compared to $341.1 million as of December 31, 2022.

2023 Outlook

Cytek Biosciences continues to expect full year 2023 total revenue to be in the range of $205 million to $220 million, representing growth of 25% to 34% over full year 2022. This includes an expected revenue contribution in the range of $180 million to $190 million from our existing organic business and in the range of $25 million to $30 million from the acquired Luminex flow cytometry and imaging business, which closed on February 28, 2023.

Webcast Information

Cytek will host a conference call to discuss the second quarter 2023 financial results on Tuesday, August 8, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights™ systems; its cell sorter, the Aurora CS; the flow cytometer and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Other than Cytek’s Northern Lights CLC system and certain reagents for use therewith, which are available for clinical use in countries where the regulatory approval has been obtained from the local regulatory authorities, including China and the European Union, Cytek’s products are for research use only and not for use in diagnostic procedures.

Cytek, Full Spectrum Profiling, FSP, Northern Lights, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and corporate “X” account (formerly Twitter) as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended June 30, 2023 and June 30, 2022. Management believes that non-GAAP financial measures, including “Adjusted gross profit margin,” “Adjusted EBITDA” and revenue on a “constant currency basis” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Cytek calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Cytek presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding the integration of the acquired Luminex flow cytometry business and 2023 outlook, including expectations that full year 2023 total revenue will be in the range of $205 million to $220 million, including expected revenue contribution in the range of $180 million to $190 million from Cytek’s existing organic business and in the range of $25 million to $30 million from the acquired Luminex flow cytometry and imaging business (the “FCI Business”). These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to global economic and market conditions; Cytek’s ability to successfully integrate the acquired FCI Business and recognize the anticipated benefits of the transaction; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and retain key employees; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations.

You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Quarterly Report on Form 10-Q filed with the SEC on August 8, 2023, Cytek Biosciences’ Annual Report on Form 10-K filed with the SEC and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Paul D. Goodson

Head of Investor Relations

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income

(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except share and per share data)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
		(unaudited)	(unaudited)	(unaudited)
Revenue, net:
Product	$40,452	$37,093	$71,624	$68,574
Service	9,241	3,066	15,157	6,649

Total revenue, net	49,693	40,159	86,781	75,223

Cost of sales:
Product	16,675	11,780	29,352	23,547
Service	4,856	3,818	8,229	6,938

Total cost of sales	21,531	15,598	37,581	30,485

Gross profit	28,162	24,561	49,200	44,738
Operating expenses:
Research and development	12,136	8,436	22,110	16,461
Sales and marketing	14,367	8,431	25,512	15,391
General and administrative	10,786	8,585	22,867	16,134

Total operating expenses	37,289	25,452	70,489	47,986

Loss from operations	(9,127)	(891)	(21,289)	(3,248)
Other income (expense):
Interest expense	(409)	(647)	(1,082)	(1,237)
Interest income	1,201	391	3,344	409
Other income (expense), net	1,740	(254)	3,392	(628)

Total other income (expense), net	2,532	(510)	5,654	(1,456)

Loss before income taxes	(6,595)	(1,401)	(15,635)	(4,704)
Benefit from income taxes	(2,207)	(699)	(4,440)	(1,844)

Net loss	$(4,388)	$(702)	$(11,195)	$(2,860)

Less: net loss allocated to noncontrolling interests	—	104	—	241

Net loss attributable to common stockholders, basic and diluted	$(4,388)	$(598)	$(11,195)	$(2,619)

Net loss attributable to common stockholders per share, basic and diluted	$(0.03)	$(0.00)	$(0.08)	$(0.02)

Weighted-average shares used in calculating net loss per share, basic and diluted	135,918,707	134,403,059	135,705,139	134,154,171

Comprehensive loss:
Net loss	$(4,388)	$(702)	$(11,195)	$(2,860)
Foreign currency translation adjustment, net of tax	(980)	(683)	(1,022)	(669)
Unrealized loss on marketable securities	(192)	—	(40)	—

Net comprehensive loss	$(5,560)	$(1,385)	$(12,257)	$(3,529)

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$131,544	$296,601
Restricted cash	—	2,899
Marketable securities	167,294	44,548
Trade accounts receivable, net	49,624	48,864
Inventories	65,731	48,154
Prepaid expenses and other current assets	10,628	12,954

Total current assets	424,821	454,020
Deferred income tax assets, noncurrent	26,387	20,459
Property and equipment, net	15,588	13,682
Operating lease right-of-use assets	12,423	13,883
Goodwill	19,143	10,144
Intangible assets, net	23,683	4,331
Other noncurrent assets	3,009	2,957

Total assets	$525,054	$519,476

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$3,082	$4,805
Legal settlement liability, current	1,918	2,163
Accrued expenses	19,591	21,126
Other current liabilities	8,388	7,960
Deferred revenue, current	20,612	12,986

Total current liabilities	53,591	49,040
Legal settlement liability, noncurrent	16,462	15,596
Deferred revenue, noncurrent	16,054	13,124
Operating lease liability, noncurrent	10,833	12,312
Long term debt	1,882	2,271
Other noncurrent liabilities	2,053	1,587

Total liabilities	$100,875	$93,930

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of June 30, 2023 and December 31, 2022, respectively; 136,344,908 and 135,365,381 issued and outstanding shares as of June 30, 2023 and December 31, 2022, respectively.	136	135
Additional paid-in capital	454,027	442,887
Accumulated deficit	(28,225)	(17,030)
Accumulated other comprehensive loss	(1,759)	(697)
Noncontrolling interest in consolidated subsidiary	—	251

Total stockholders’ equity	$424,179	$425,546

Total liabilities and stockholders’ equity	$525,054	$519,476

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three months ended June 30,
(In thousands, except per share amounts)	2023	2022
	(unaudited)	(unaudited)
GAAP gross profit	$28,162	$24,561
Stock-based compensation	868	749
Amortization of acquisition-related intangible assets	539	344

Non-GAAP gross profit	$29,569	$25,654

GAAP gross profit %	57%	61%
Non-GAAP gross profit %	60%	64%
GAAP Net Loss	$(4,388)	$(702)
Depreciation and Amortization	2,445	1,636
Benefits from Income Taxes	(2,207)	(699)
Interest Income	(1,201)	(391)
Interest Expense	409	647
Foreign currency exchange loss, net	535	331
Stock-based compensation	5,922	3,934
Acquisition related expenses	27	—

Adjusted EBITDA	$1,542	$4,756

Revenue	Three months ended June 30, 2023	Three months ended June 30, 2022
As reported	$49,693	$40,159
Non-GAAP constant currency	49,970	41,058

FX Impact [$]	$277	$899
FX Impact [%]	0.6%	2.2%